UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported):  October 1, 2013

ALTA MESA HOLDINGS, LP

(Exact name of registrant as specified in its charter)

Texas	333-173751	20-3565150
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

15021 Katy Freeway, Suite 400

Houston,  Texas,  77094

(Address of principal executive offices)

(281) 530-0991

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On October 1, 2013 we closed a transaction to purchase certain producing properties in South Louisiana from Stone Energy Offshore, L.L.C. for cash consideration of approximately $45 million plus related abandonment costs.  The purchase price was funded with borrowings under our senior secured revolving credit facility. This purchase increases our working interest in numerous wells in our Weeks Island field as well as increases our acreage in that area by approximately 600 gross acres for properties in which we previously had no working interest.  Total estimated net proved reserves associated with the acquisition are 1.8 million BOE as of July 1, 2013.  The effective date of this transaction is August 1, 2013.

On October 2, 2013 we closed the sale of certain of our properties in East Texas to Cubic Oil, Inc., comprising a portion of our Hilltop field (“Hilltop divestiture”).  The properties sold were primarily producers of dry natural gas located in Leon County, Texas.  As of July 1, 2013, estimated net proved reserves associated with these properties were 11.2 Bcfe.  The cash purchase price was approximately $19 million (net of costs of the sale).  The purchase and sale agreement provides for customary adjustments to the purchase price for revenues and expenses incurred after the effective date of July 1, 2013.  Cash received was utilized partially to pay down borrowings under our senior secured revolving credit facility and partially for general corporate purposes.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As of October 1, 2013, the borrowing base under our senior secured revolving credit facility has been increased by the lenders to $385 million. This represents an increase of $55 million over the previous level of $330 million. We are in compliance with all of the financial covenants associated with the credit facility and the next scheduled redetermination of the borrowing base is May 1, 2014. The credit facility is available to provide funds for the exploration, development and/or acquisition of oil and gas properties and for working capital and other general corporate purposes. The credit facility is provided by a syndicate of nine banks agented by Wells Fargo Bank, N.A. and co-agented by Union Bank, N.A.  Subsequent to the closing  of the two transactions described in Item 2.01 above, the total debt outstanding under our credit facility is approximately $291.3 million as of October 3, 2013.

Item 9.01.  Financial Statements and Exhibits.

(b)  Pro forma Financial Information.

Unaudited pro forma financial information of Alta Mesa Holdings, LP to give effect to the Hilltop divestiture is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference:

•	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2013;
•	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 2013; and
•	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2012.

(d)  Exhibits

Exhibit Number	Title of Document

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements of Alta Mesa Holdings, LP as of June 30, 2013 and for the Six Months ended June 30, 2013 and the year ended December 31, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTA MESA HOLDINGS, LP

October 3, 2013	By:	/s/ Michael A. McCabe
Michael A. McCabe, Vice President and Chief Financial Officer of Alta Mesa Holdings GP, LLC, general partner of Alta Mesa Holdings, LP

Exhibit Index

Exhibit Number	Title of Document

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements of Alta Mesa Holdings, LP as of June 30, 2013 and for the Six Months ended June 30, 2013 and the year ended December 31, 2012.